Exhibit 99.1

                              N E W S R E L E A S E
                              ---------------------
                         DIGITAL DATA NETWORKS ANNOUNCES
                           SETTLEMENT OF LEGAL ACTION



DALLAS, TEXAS  -  NOVEMBER 5, 2001


The Board of Directors of Digital Data Networks, Inc. ("DDN") (OTC: DIDA) announced that on October 15, 2001, it signed a settlement agreement which will result in the termination of certain legal action against the Company.

In 1999, the former principal stockholder of hip Communications Inc., a Canadian-based business that the Company acquired in 1996, filed an action against DDN for damages for breach of a previous settlement agreement. In exchange for terminating all current and future legal action against the Company in connection with this matter, DDN will pay the former stockholder $25,000 and issue 100,000 shares of restricted Company stock. With the dismissal of this litigation, the Company has no pending or threatened legal action against it.

DDN's Common Stock closed at $.05/share on November 1, 2001.




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